SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: August 28, 2007

Turnaround Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-28606	22-3387630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Post Oak Lane, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 28, 2007, the Chief Financial Officer of Turnaround Partners, Inc. (the “Company”), with the approval of the Board of Directors of the Company, concluded that the consolidated financial statements for the period ended March 31, 2006 included in the March 31, 2007 Form 10-QSB filed on May 14, 2007 should no longer be relied on.

The Company adopted FSP EITF 00-19-2 on January 1, 2007 and incorrectly applied the new method of accounting for registration payment arrangements retrospectively. The new method of accounting for registration payment arrangements should have been accounted for prospectively. This resulted in an incorrect presentation of the consolidated financial statements for the three (3) months ended March 31, 2006.

The Company discussed the matters disclosed in this filing with the Company’s independent accountant. The Company will revise the consolidated financial statements by filing an amendment to the March 31, 2007 Quarterly Report on Form 10-QSB. The Company’s current financial statements for the period ended June 30, 2007 properly reflects accounting for registration payment arrangements prospectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007	TURNAROUND PARTNERS, INC.

	By:	/s/ W. Chris Mathers
	Name:	W. Chris Mathers
	Its:	Chief Financial Officer